REGISTRATION RIGHTS AGREEMENT


To:     Wendell M. Starke  (Name of "Subscriber")
        Suite 100
        One Midtown Plaza
        1360 Peachtree Street, N.E.,
        Atlanta, GA  30309  (Address of "Subscriber")

     1. Demand Registration. Beginning six months from the date hereof, and upon written request by you (assuming you retain at least a majority in interest of the Shares), and assuming Form S-3 is available for such a transaction under the Securities Act of 1933 (the "1933 Act"), the Company will, upon no less than 45 days' notice, use its best efforts to file a registration statement on Form S-3 (utilizing Rule 415 to the extent available) to register the sale of the Shares owned by the subscriber identified below. The Company shall only be required to file two such registration statements.

     2. Expenses of Offering. Without regard to whether the registration statement relating to the proposed sale of the Shares is made effective or the proposed sale of such shares is carried out, the Company shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the 1933 Act and state securities laws and the filing fees paid to the American Stock Exchange. Notwithstanding the foregoing, each selling stockholder shall be responsible for the payment of underwriting discounts and commission, if any, applicable transfer taxes and fees and charges of any attorneys or other advisers retained by such selling stockholders.

     3. Registration Procedures and Expenses. If and whenever pursuant to the provisions of this Agreement the Company effects registration of Shares under the Act of 1933 and state securities laws, the Company shall:

          (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

          (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the underwriters shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the sole opinion of the Company) to enable the stockholders offering such securities to consummate the disposition thereof; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

     4. Limitation on Obligations to Register; Grant of "Piggyback" Rights. Anything in this Agreement to the contrary notwithstanding:

          (a) The Company shall not be obligated pursuant to Section 1. to effect any registration after one year from the date hereof, or such shorter (or longer) period as may be specified by amendment to the first sentence of Rule 144(d)(1) promulgated under the 1933 Act.

          (b) The Company may defer the filing of any registration statement or suspend the use of a prospectus under a currently effective registration statement under Section 1. at its discretion for good cause. For example, the Company may defer the filing ("Filing") if (i) the Company is engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act") and the 1933 Act which would in the opinion of counsel for the Company be required to be disclosed in the Filing; or
(ii) in the opinion of counsel for the Company, the Filing would require the inclusion therein of certified financial statements other than those in respect of the Company's most recently ended full fiscal year and any preceding full fiscal year, and the Company may then, at its option, delay the imposition of its obligations pursuant to Section 1. hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or (B) 120 days from the date of the registration request (which period may be extended for up to two additional, consecutive 90-day periods at the written election of Company delivered, prior to the expiration of the deferred period, to the stockholders). In the event the Company has deferred a requested Filing pursuant to the preceding paragraph such deferral period shall end if the Company registers shares for resale by another stockholder of the Company on Form S-3.

          In the event the Company undertakes an underwritten public offering for cash for its own account, the Company shall provide the subscriber (assuming subscriber retains at least a majority of the Shares) and up to five of subscriber's permitted assigns (subscriber and each such assignee:
"Stockholders") with customary "piggyback" rights, subject to (i) the right of the managing underwriters to object to including such shares, (ii) any currently existing piggyback rights, and (iii) the condition that each requesting Stockholder shall cooperate in the registration process in all material respects, including execution by such Stockholder of the underwriting agreement and related stockholder lock-up agreement agreed to by the Company and the underwriters.

          (c) The Company may amend any registration statement to withdraw registration of any selling Stockholder's Shares if such Stockholder shall fail or refuse to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by the Company, the underwriters (if any), their respective counsel and the Company's auditors.

     5. Indemnification

          (a) With respect to any registration statement relating to any Shares sold by each Stockholder, such Stockholder will indemnify the Company and each person, if any, who controls the Company within the meaning of the "1933 Act," in writing, in form and substance acceptable to counsel for the Company, against any and all expenses, claims, damages or liabilities to which the Company may become subject under the 1933 Act, the Exchange Act of 1934 (the "Exchange Act"), as amended, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing made pursuant to the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by that Stockholder expressly for use in the preparation thereof. Furthermore, each Stockholder will indemnify the Company for the failure by such Stockholder, or its agent, to delivery any prospectus required to be delivered in connection with the sale by such Stockholder of any Shares.

          (b) With respect to any registration statement relating to any Shares held by a Stockholder, the Company will indemnify each Stockholder, each underwriter of the Shares, and each person, if any, who controls a Stockholder or any such underwriter within the meaning of the Securities Act, against all expenses, claims, damages or liabilities to which either Stockholder, any such underwriter, or any such controlling person may become subject, under the
Securities Act, the Exchange Act, applicable state securities laws, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing under the Exchange Act, or arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by a Stockholder expressly for use in the preparation thereof; and (y) the Company shall not be liable to any underwriter or any controlling person of such underwriter in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such underwriter expressly for use in the preparation thereof. Any such underwriter, as a condition to obtaining the indemnity agreement referred to in this Section shall be required to indemnify the Company on the same terms as provided in
Section 5(a) in the case of the Stockholders in respect of the written information furnished by such underwriter which is referred to in clause (y) of this Section 5(b).

     6. Rule 144. The Company will use its commercially reasonable best efforts to take such action as may be necessary to ensure that the requirements of Rule 144(c) under the 1933 Act are satisfied so as to enable Subscriber to offer or sell the shares pursuant to Rule 144, subject to compliance with the provisions of paragraphs (d) through (h), or (k), of Rule 144. Notwithstanding the foregoing, the Company shall not be liable for any failure by the Company to meet such requirements, or a decrease in price of Shares, due to circumstances beyond its control.

     7. Cooperation. The Company will cooperate with Subscriber in good faith by promptly processing requests for confirmation of compliance with Rule 144 by Subscriber, and requests for removal of restrictive legends and stop transfer orders, as permitted by applicable law.


SUBSCRIBER:                                COMPANY:

Name:                                      Proactive Technologies, Inc.

By:                                        By:
Name: Wendell M. Starke                    Name:
Title:                                     Title:
Date: January 29, 1999                     Date: